Exhibit 10.2

RALSTON BUILDING LLC, a Delaware limited liability company, as grantor
(Borrower)
to
COMMONWEALTH LAND TITLE INSURANCE COMPANY, as trustee
(Trustee)
for the benefit of
SUBURBAN CAPITAL MARKETS, INC.,
a Maryland corporation, as beneficiary
(Lender)

DEED OF TRUST AND
SECURITY AGREEMENT

Dated: As of May 23, 2007
PREPARED BY AND UPON
RECORDATION RETURN TO:
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
Attention: Mitchell Fenton, Esq.

DEED OF TRUST
AND SECURITY AGREEMENT
     THIS DEED OF TRUST AND SECURITY AGREEMENT (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Mortgage”), is made as of the 23rd day of May, 2007, by RALSTON BUILDING LLC, a Delaware limited liability company, having its principal place of business at 5711 South 86th Circle, Omaha, Nebraska 68127 (“Borrower”), to COMMONWEALTH LAND TITLE INSURANCE COMPANY, as trustee, having an address at 2019 Walton Road, St. Louis, Missouri 63114 (“Trustee”), for the benefit of, SUBURBAN CAPITAL MARKETS, INC., a Maryland corporation, having its place of business at 11 N. Washington Street, Suite 230, Rockville, Maryland 20850 (“Lender”).
W I T N E S S E T H:
     To secure the payment of an indebtedness in the principal sum of TWENTY MILLION SEVEN HUNDRED NINETY FOUR THOUSAND AND NO/100 DOLLARS ($20,794,000.00), in lawful money of the United States of America, to be paid with interest, with the balance of the indebtedness, if not sooner paid, due and payable on June 6, 2037 (the “Maturity Date”) according to that certain promissory note dated of even date hereof made by Borrower to Lender (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the “Note”) and all other sums due hereunder or otherwise due under the Loan Documents (as defined in the Note) (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the “Debt”), and all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any other person or entity to Lender or others as set forth in the Loan Documents (the “Obligations”), Borrower has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate unto Lender, with the power of sale, the real property described in Exhibit A attached hereto (the “Premises”) and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”);
     TOGETHER WITH: all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements and the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the “Property”):
     (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the

Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;
     (b) all machinery, equipment, fixtures (including but not limited to all heating, ventilation, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”) superior in lien to the lien of this Mortgage;
     (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Property;
     (d) all leases and subleases (including, without limitation, all guarantees, letter of credit rights and other supporting obligations in respect thereof) and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the “Leases”) and all rents, rent equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts (including deposit accounts), cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (e) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property or any part thereof;
     (f) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property or any part thereof;
     (g) all (i) accounts, escrows, reserves, documents, records, instruments, chattel paper (including both tangible chattel paper and electronic chattel paper), claims, financial assets, investment property, letter of credit rights, supporting obligations, deposits and general intangibles (including payment intangibles and software), as the foregoing terms are defined in the Uniform Commercial Code, (ii) trademark licenses, trademarks, symbols, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by Borrower or other proprietary business information relating to Borrower’s policies, procedures, manuals and trade secrets (collectively, “Intellectual Property”), (iii) books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, approvals, management agreements, contracts and contract rights of Borrower or relating to the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property), and (iv) actions, refunds or rights to refunds of real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action that now or hereafter relate to the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;
     (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Borrower’s obligations under the Loan Documents, including (without limitation) the Reserve Funds (as hereinafter defined), and the Deposit Account (as defined in the Cash Management Agreement dated as of the date hereof by and between Borrower and Lender (the “Cash Management Agreement”)) and any other escrows set forth in the Loan Documents;
     (i) all accounts receivable, contract rights, interests, estates or other claims, both in law and in equity, which Borrower now has or may hereafter acquire in the Property or any part thereof; and
     (j) all rights which Borrower now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ and paralegals’ fees and disbursements) relating to the Property or any part thereof.
     TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;
     AND Borrower represents and warrants to and covenants and agrees with Lender as follows:
     1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Borrower will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents, all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.
     2. Warranty of Title. Borrower warrants that Borrower has good, marketable and insurable title to the Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Borrower possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage (“Permitted Encumbrances”). Borrower represents and warrants that no tenant or other person has any outstanding exercisable rights with respect to the purchase or sale of any portion of the Property, including, without limitation, any right of first offer or refusal or purchase option. Borrower represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (a) Borrower’s ability to pay the Debt, (b) the use of the Property for the use currently being made thereof, (c) the operation of the Property, or (d) the value of the Property. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.
     3. Insurance. (a) Borrower, at its sole cost and expense, will keep the Property insured during the entire term of this Mortgage for the mutual benefit of Borrower and Lender against loss or damage by fire, lightning, wind and such other perils as are included in a standard “all-risk” or “special causes of loss” form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a “Replacement Cost Endorsement” with a waiver of depreciation and an “Agreed Amount Endorsement.” The policies shall have a deductible no greater than $5,000 unless otherwise agreed to by Lender. The policies of insurance required to be obtained and maintained pursuant to this Mortgage are collectively referred to herein as the “Policies,” and each individual insurance policy is referred to herein as a “Policy.”
          (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the entire term of this Mortgage the following Policies:

     (i) Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the lesser of (A) the full replacement cost of the Improvements and the Equipment within the parts of the Property so affected, (B) the outstanding principal amount of the Loan or (C) the maximum limit of coverage available with respect to the Improvements and Equipment under the foregoing Acts. Borrower hereby agrees to pay Lender such fees as may be permitted under applicable law for the costs incurred by Lender in determining, from time to time, whether the Property is then located within such area.
     (ii) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Property, containing minimum limits of liability of $1,000,000.00 for both injury to or death of a person and for property damage per occurrence and $2,000,000.00 in the aggregate, and such other liability insurance as is reasonably requested by Lender. In addition, at least $3,000,000.00 excess and/or umbrella liability insurance shall be obtained and maintained for legal liability and applicable court costs and attorneys’ fees imposed upon Borrower and incurred in connection with the ownership, operation and maintenance of the Property and not otherwise excluded by the Commercial General Liability policy.
     (iii) Intentionally omitted.
     (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.
     (v) If the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.
     (vi) During any period of repair or restoration, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance reasonably acceptable to Lender.

     (vii) Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements if the current use of the Property or the Improvements themselves are or become “nonconforming” pursuant to applicable zoning regulations or if full rebuildability following a casualty is otherwise not permitted under such zoning regulations.
     (viii) Windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law.
     (ix) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.
     The insurance policies required under subsections 3(a) and 3(b)(iii) above shall be required to cover perils of terrorism and acts of terrorism.
          (c) All Policies (i) shall be issued by companies reasonably approved by Lender, licensed to do business in the state where the Property is located and having a claims paying ability rating of “AA” or better by Standard & Poor’s Ratings Services and a rating of “A:IX” or better in the current Best’s Insurance Reports; (ii) shall be maintained throughout the term of this Mortgage without cost to Lender; (iii) shall contain a Non-Contributory Standard Lender Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming both Lender and Borrower as the person to which all payments made by such insurance company shall be paid, as their interests may appear; (iv) shall contain a waiver of subrogation against Lender; (v) shall be assigned to and the originals delivered to Lender (including certified copies of the Policies in effect on the date hereof within thirty (30) days after the closing of the Loan); (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification or cancellation of the applicable Policy; (vii) shall be for a term of not less than one year; (viii) shall provide that Lender may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance of the applicable Policy, and such payments shall be accepted by the insurer to prevent the same; (ix) shall be reasonably satisfactory in form and substance to Lender and shall be reasonably approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds; and (x) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Borrower shall reimburse Lender for all of Lender’s (or its servicer’s) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Lender pursuant to Section 5 hereof). If Borrower does not furnish such evidence and receipts within fifteen (15) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse

Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices and other similar changes in circumstance. Borrower shall give Lender prompt written notice if Borrower receives from any insurer any written notification of any pending or threatened actions or proceedings regarding the non-compliance or non-conformity of the Property with any Policy requirements.
          (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), Borrower shall give prompt notice thereof to Lender and, notwithstanding whether the insurance proceeds are sufficient or made available to Borrower, Borrower shall promptly repair the Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Lender. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.
          (e) In case of loss or damages covered by any of the Policies, the following provisions shall apply:
     (i) In the event of an Insured Casualty that does not exceed the greater of $25,000.00 or one percent of the outstanding principal balance of the Loan, and provided that the adjustment is carried out in a competent and timely manner, Borrower may settle and adjust any claim without the consent of Lender, agree with the insurance company or companies on the amount to be paid upon the loss and collect and receipt for any such insurance proceeds.
     (ii) In the event an Insured Casualty shall equal or exceed the greater of $25,000.00 or one percent of the outstanding principal balance of the Loan, Borrower may not settle or adjust any claim without the written consent of Lender and, if an Event of Default (as hereinafter defined) exists, Lender may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss. The proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender or applied to the Debt in accordance with the terms of this Mortgage.
     (iii) In the event of any Insured Casualty, if (A) the loss is in an aggregate amount less than fifty percent (50%) of the original principal balance of the Note, (B) less than thirty percent (30%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered untenantable as a result of such Insured Casualty, (C) in the reasonable judgment of Lender, the Property can be restored within twelve (12) months after the date of the Insured Casualty to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the Property’s value and utility prior to the Insured Casualty, and after such restoration the Property will adequately secure the outstanding balance of the Debt, and such restoration can be completed on or before six (6) months prior to the Maturity Date of the Loan, (D) no Event of Default shall have occurred and be then continuing, and (E) Lender shall have determined, in its sole discretion, that the restored or rebuilt Property can be utilized for office use, then the proceeds of insurance shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing and/or rebuilding the Property or part thereof subject to the Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoration, repair, replacement or rebuilding (collectively, the “Casualty Repairs”); provided, however, that under all circumstances Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Casualty Repairs in excess of the net proceeds of insurance made available pursuant to the terms of this Mortgage.
     (iv) Except as provided in subsection 3(e)(iii) above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and such application shall not reduce or postpone any payments otherwise required pursuant to the Note (other than the final payment on the Note).
     (v) In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (A) evidence reasonably satisfactory to it (which evidence may include inspection(s) of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Lender, (B) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) funds (or, at Lender’s option, assurances satisfactory to Lender that such funds are available) sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work. With respect to disbursements to be made by Lender: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and of the costs described in subsection 3(vi) below. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of Casualty Repairs may at Lender’s discretion be applied to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event that with notice and/or the passage of time would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Borrower. In no event shall Lender assume any duty or obligation for the adequacy, form or content of any such plans and specifications or for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.
     (vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance disbursed to Borrower in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Lender in the adjustment and collection thereof and by the reasonable costs incurred by Lender in the disbursement of such proceeds (including, without limitation, reasonable attorneys’ fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).
     4. Payment of Taxes and Other Charges. Subject to the provisions of Section 5 below, Borrower shall pay all taxes, assessments, water rates and sewer rents now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”) and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), each as the same become due and payable. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and Borrower shall promptly pay for all utility services provided to the Property. Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes, Other Charges and said utility services prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 5 hereof).
     5. Tax and Insurance Escrow Fund. On the Closing Date, Borrower shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the reasonable estimation of Lender to satisfy the next due Taxes and Insurance Premiums, plus an additional amount equal to two (2) monthly installments for each. Beginning on the date the first constant monthly payment is due under the Note, and on the sixth day of each calendar month thereafter, Borrower shall pay to Lender (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the annual renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). Borrower’s obligation to make monthly deposits to the Tax and Insurance Escrow

Fund are hereby waived as long as (w) no Event of Default has occurred and is continuing under the Loan Documents, (x) no Event of Default by infoUSA Inc., as tenant (the “Tenant”) has occurred and is continuing under that certain Net Lease of even date herewith by and between Tenant and Borrower (the “Net Lease”) beyond the expiration of any applicable notice, grace or cure period, (y) Borrower or Tenant has delivered evidence, satisfactory to Lender, of the payment of the applicable Taxes and Insurance Premiums at least 30 days prior to their due date and/or expiration date, and (z) Borrower has provided Lender, at Lender’s request, with evidence satisfactory to Lender that all insurance otherwise required to be maintained hereunder is being properly maintained by the Tenant. Lender may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes, and Borrower will promptly reimburse Lender for the reasonable cost of retaining any such third parties or obtaining such certificates. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or insurance agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time Lender determines that the payments set forth in (a) and (b) above will not be sufficient to pay the Taxes and Insurance Premiums next coming due, Lender shall notify Borrower of such determination, and Borrower shall increase such payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower even if Lender or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund.
     6. Reserves.
          (a) Beginning on the date the first monthly principal and/or interest payment is due under the Note, and on the sixth day of each calendar month thereafter, Borrower shall pay to Lender a monthly amount equal to $2,418.33 (the aggregate undisbursed balance of such deposits is herein referred to as the “Replacement Reserve Fund”). Earnings or interest on the Replacement Reserve Fund shall be payable to Borrower. Provided that no Event of Default shall exist and remain uncured, Lender shall make disbursements from the Replacement Reserve Fund for capital expenditures hereafter made by Borrower for repairs and replacements to the Property (other than leasehold improvements or amounts for which other Reserve Funds are established) reasonably approved by Lender, as requested in writing by Borrower on a monthly basis (or less frequently at Borrower’s option) in increments of no less than $2,500 upon delivery by Borrower of copies of paid invoices (or with respect to requests in excess of $100,000, unpaid invoices) for the amounts requested and a certification from Borrower stating: (a) the nature and type of the related replacement or repair, (b) that the related replacement or repair has been completed in a good and workmanlike manner and (c) that the related replacement or repair has been paid for in full (or, with respect to requests in excess of $100,000, will be paid for in full from the requested disbursement) and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the work that is the subject of the payment request and/or other evidence reasonably requested by Lender to demonstrate proper completion of the related repair and replacement and the cost to Borrower thereof. Any disbursement by Lender hereunder for a capital item in excess of $100,000 and not already paid for by Borrower may at Lender’s option be made by joint check payable to Borrower and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement in excess of $50,000 in order to verify completion of replacements and repairs for which reimbursement is sought.
          (b) Concurrently with the execution of this Mortgage, Borrower shall deposit with Lender the sum of $250,320.00 (the “Deferred Maintenance Reserve Fund”). Unless otherwise required by applicable law, earnings or interest on the Deferred Maintenance Reserve Fund shall be payable to Borrower. Borrower covenants and agrees to construct, erect, undertake and complete or cause to be constructed, erected, undertaken and completed each item of work set forth on Exhibit B hereto (the “Deferred Maintenance Work”) no later than the date for completion of such item of Deferred Maintenance Work set forth on Exhibit B or, if no such date is set forth for such item on Exhibit B, then within 120 days after the date hereof. Borrower will complete the Deferred Maintenance Work in a good and workmanlike manner, in compliance with all applicable laws (including, without limitation, any and all environmental laws and laws for the handicapped and/or disabled) and with any plans and specifications approved (in writing) by Lender covering the same, free and clear of any and all liens (including mechanic’s liens, materialman’s liens or other liens), claims and encumbrances whatsoever, subject to Borrower’s right to contest as specified in Section 29 hereof, which performance by Borrower shall be without regard to the sufficiency of the Deferred Maintenance Reserve Fund. Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by all applicable laws with regard to the Deferred Maintenance Work, whether necessary for commencement, completion, use or otherwise. Provided that no Event of Default shall exist and remain uncured, the Deferred Maintenance Reserve Fund shall be used to reimburse Borrower for the reasonable costs and expenses incurred by Borrower in completing each item of the Deferred Maintenance Work but only up to the amounts allocated therefor on Exhibit B on a line item basis, as requested in writing by Borrower on a monthly basis (or less frequently at Borrower’s option) in increments of no less than $2,500 upon delivery by Borrower of copies of paid invoices (or with respect to requests in excess of $100,000, unpaid invoices) for the amounts requested and a certification from Borrower stating: (a) the nature and type of the related item of Deferred Maintenance Work, (b) that the related item of Deferred Maintenance Work has been completed in a good and workmanlike manner and (c) that the related item of Deferred Maintenance Work has been paid for in full (or, with respect to requests in excess of $100,000, will be paid for in full from the requested disbursement) and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the work that is the subject of the payment request and/or other evidence reasonably requested by Lender to demonstrate proper completion of the related item of Deferred Maintenance Work and the cost to Borrower thereof. Any disbursement by Lender hereunder for a capital item in excess of $100,000 and not already paid for by Borrower may at Lender’s option be made by joint check payable to Borrower and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such item. Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement in excess of

$50,000 in order to verify completion of the item(s) of Deferred Maintenance Work for which reimbursement is sought.
          (c) Intentionally Omitted.
          (d) The Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Deferred Maintenance Reserve Fund and all other reserve funds and escrows held by Lender under this Mortgage and the other Loan Documents are collectively referred to herein as the “Reserve Funds.” Borrower hereby pledges (and grants a lien and security interest) to Lender any and all monies now or hereafter deposited in the Reserve Funds as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Reserve Funds to the payment of the Debt in any order in its sole discretion. Until expended or applied as provided in this Mortgage, any amounts in the Reserve Funds shall constitute additional security for the Debt. No Reserve Fund shall constitute a trust fund, and each Reserve Fund may be commingled with other monies held by Lender. Upon payment of the Debt and performance by Borrower of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Reserve Funds shall be refunded to Borrower. Each Reserve Fund is solely for the protection of Lender and entails no responsibility or obligation on Lender’s part beyond the disbursements described in this Mortgage.
     7. Condemnation. (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for payment in the Note, this Mortgage and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Regardless of any interest paid on the award by the condemning authority, Lender shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding to be paid directly to Lender. Lender may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable, and such application shall be without any prepayment consideration, provided, however, that if an Event of Default, or an event that with notice and/or the passage of time would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment.

          (b) Notwithstanding the provisions of subsection 7(a) above, in the event of a condemnation of less than all of the Property where: (i) no Event of Default shall have occurred and be continuing; (ii) less than fifteen percent (15%) of the Premises is taken and the condemnation will not, in Lender’s reasonable discretion, result in a material adverse effect on the use or operation of the Property, Borrower’s ability to make the payments required under the Loan Documents or the operating income from the Property; and (iii) the amount of any award or payment that is uncontested shall have been paid to Lender, then Lender and Borrower shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Lender for its costs and expenses incurred in connection therewith) shall be paid by Lender to Borrower in the same manner as provided in subsection 3(e)(v) above to restore the Property to an architecturally and functionally compatible condition, and the excess award available upon completion of such restoration may, at Lender’s discretion, be applied to the reduction or discharge of the Debt, whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event that with notice and/or the passage of time would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Borrower.
     8. Representations and Covenants Concerning Loan. Borrower represents, warrants and covenants as follows (provided, however, the following representations and covenants shall not apply to public shareholders of Guarantor):
          (a) Borrower shall comply with all of the recommendations concerning the maintenance and repair of the Property which are contained in the inspection and engineering report which was delivered to Lender in connection with the origination of the Loan.
          (b) Neither Borrower, nor any Guarantor (as defined below) nor any Affiliate (as defined below) is or has been a debtor, and no property of any of them (including the Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No such party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. Neither Borrower, nor any Guarantor nor any Affiliate has made or will make any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated. There are no proceedings or actions pending, contemplated or, to the best of Borrower’s knowledge, threatened, for the liquidation, termination or dissolution of Borrower. None of Borrower, any Affiliate, any Guarantor or, to Borrower’s knowledge, any other individual or entity directly or indirectly owning or controlling, or the family members of which own or control, any direct or indirect beneficial ownership interest in Borrower or in any property manager or asset manager for the Property have been charged, indicted or convicted, or are currently under threat of charge, indictment or conviction, for any felony or crime punishable by imprisonment.
          (c) Neither Borrower, Guarantor nor any of their respective officers, directors, shareholders, partners, members or Affiliates (including the indirect holders of equity interests in Borrower) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (the “OFAC List”); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”). To the best knowledge of Borrower, no tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and to the best knowledge of Borrower, no tenant at the Property is owned by or is an Affiliate of a Prohibited Person. Borrower and the property manager for the Property have implemented and will continue to follow procedures to ensure that no tenant at the Property is a Prohibited Person or owned by or is an Affiliate of a Prohibited Person.
          (d) All charges for labor, materials or other work of any kind furnished in connection with the construction of the Improvements or any other improvements on the Premises and for the delivery of any personal property constituting a part of the Property have been paid in full, and no unreleased affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic’s lien records or other appropriate records in the county in which the Premises is located.
          (e) There are no delinquent taxes, ground rents, water charges, sewer rents and other assessments (including assessments payable in future installments) or other outstanding charges materially and adversely affecting the Property.
          (f) The Property is, in all material respects, in compliance with, and used and occupied in accordance with, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities affecting the Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof, and all applicable requirements of Policies (collectively, “Legal Requirements”). No action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any Policies.
          (g) Borrower has delivered to Lender true, correct and complete copies of all material contracts and agreements affecting the operation and management of the Property, including, without limitation, all license and franchise agreements and leasing brokerage agreements, together with any and all amendments or modifications thereto, and neither Borrower nor, to Borrower’s knowledge, any other party to such contracts and agreements is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein. All material service and maintenance agreements affecting the Property may be terminated upon the giving of thirty (30) days or less prior written notice. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no person has any right or obligation to lease or solicit tenants for the Property, or to receive compensation in connection with such leasing.
          (h) Except for 42 North Structured Finance, Inc., no commissions are payable to any party in connection with any of the Leases, the Loan or, if Borrower did not own the Property prior to the date hereof, Borrower’s acquisition of the Property.
          (i) The Property is currently used as and is zoned for an office, which zoning designation is unconditional, in full force and effect, and is beyond all applicable appeal periods. The Property and the use thereof complies in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, and all applicable health, fire, building codes and parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Property. All certificates of occupancy or the equivalent, and all other required permits, licenses and certificates for the lawful use and operation of the Property have been obtained and are current and in full force and effect. In the event that all or any part of the Improvements located on the Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any real estate other than the Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrower with respect to the Property without Lender’s prior written consent, which shall not be unreasonably denied, delayed or withheld.
          (j) All Improvements at the Property including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair and free and clear of any damage or defective condition that would affect materially and adversely the value of the Property as security for the Loan or the use for which the Property is intended.
          (k) The Property is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, refuse removal and enforcement of safety codes which are adequate in relation to the premises and location on which the Property is located, and no other utility facilities are necessary to meet the reasonable needs of the Property as now used or presently contemplated. The Property is serviced by public water and sewer systems which are adequate in relation to the premises and location on which the Property is located. The Property has parking and other amenities necessary for the use of the Property which are adequate in relation to the premises and location on which the Property is located. The Property consists of one or more separate tax parcels which include no other property, and there are no delinquent Taxes or other outstanding charges adversely affecting the Property. The Property is not relied upon by, and does not rely upon, any building or improvement not part of the Property to fulfill any zoning, building code or other governmental or municipal requirement for structural support or for the furnishing of any essential building systems or utilities, except to the extent of any valid and existing reciprocal easement agreements insured as separate insured parcels in the title insurance policy insuring the lien of this Mortgage. The design and as-built conditions of the Property are such that surface and storm water does not accumulate on the Property (except in facilities specifically designed for the same) and, to Borrower’s knowledge, does not drain from the Property across land of adjacent property owners in any manner which would have a material adverse effect on the Property. Except as shown on the survey of the Property delivered to Lender in connection with the Loan, no part of the Property is within a flood plain. All public roads and streets necessary for service of and access to the Property for the current and contemplated uses thereof have been completed, are serviceable and are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Property is, to Borrower’s knowledge, in good and safe condition and repair and in compliance with all applicable law.
          (l) There is no claim, litigation or condemnation proceeding pending by or before any court or other governmental authority or agency, or, to the knowledge of Borrower, threatened, against the Property or Borrower, and no judgements outstanding against Borrower or affecting the Property.
          (m) The books and records of Borrower have been maintained in the regular course of business in accordance with generally accepted accounting principles. Borrower is solvent, as reflected by the entries in said books and records and as reflected by the actual facts. Borrower has filed all federal, state, municipal, and city income and other tax returns required to be filed by it and has paid all taxes and related liabilities which have become due pursuant to any assessments received by it. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities.
          (n) The financial statements heretofore furnished to Lender are, as of the dates specified therein, complete and correct in all material respects and fairly present the financial condition of the Property and of Borrower and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time (or such other accounting basis reasonably acceptable to Lender). Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a materially adverse effect on the Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of the Property or of Borrower, Guarantor, any Affiliate or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements, and there is no material fact known to Borrower that has or is reasonably likely to have a materially adverse effect on the Property or Borrower that has not been disclosed in writing to Lender. No document, certificate or written statement furnished to Lender by Borrower, Guarantor or their respective Affiliates and, to the knowledge of Borrower, no document or statement furnished by any third party on behalf of any Borrower, Guarantor or their respective Affiliates, for use in connection with the Loan contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.
          (o) The Loan Documents have been duly authorized, executed and delivered by Borrower and each party executing the Loan Documents on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower and each party executing the Loan Documents on behalf of Borrower had the legal capacity to enter into such Loan Documents. No license, approval, consent, order or authorization of any governmental authority or any other third party, and no designation, registration, declaration or filing with any governmental authority or any other third party, is required in connection with the execution and delivery of the Note, the Mortgage or any other Loan Document (except for the recording of the Mortgage and the filing of financing statements). There is no offset, defense, counterclaim or right to rescission with respect to the Note, the Mortgage or the other Loan Documents.
          (p) The execution and delivery of the Loan Documents will not (i) violate or contravene in any way the organizational documents of Borrower or any agreement or instrument to which Borrower is a party or by which it or its property may be bound, (ii) be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person is required. Except for the Loan Documents, Borrower is not a party to or bound by, nor is the Property subject to or bound by, any contract or other agreement which restricts the Borrower’s ability to conduct its business in the ordinary course or, either individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on Borrower, the Property or Borrower’s ability to repay the Loan.
          (q) The Loan is for business and commercial use and is not for personal, family or household purposes. The Borrower shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.
          (r) To the extent any mortgage or security agreement other than this Mortgage is permitted by this Mortgage to encumber the Property, Borrower is not and shall not be in default under any such mortgage or security agreement.
          (s) All material Intellectual Property that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any Intellectual

Property necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intellectual Property of others. There is no infringement by others of material Intellectual Property of Borrower.
     9. Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:
          (a) Borrower has not and shall not own any asset or property other than (i) the Property and (ii) incidental personal property necessary for the ownership or operation of the Property.
          (b) Borrower has not engaged and shall not engage in any business or activity other than the ownership, management and operation of the Property, and Borrower will conduct and operate its business as presently conducted and operated.
          (c) Borrower has not and shall not enter into or be a party to any transaction, contract or agreement with any guarantor of the Debt or any part thereof, or of any recourse obligations of Borrower or any recourse carveouts (each a “Guarantor”) or any party which is directly or indirectly controlling, controlled by or under common control with Borrower or Guarantor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any Guarantor or Affiliate.
          (d) Borrower has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in connection with owning, operating and maintaining the Property, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other debt instrument and is not at any time in an aggregate amount in excess of two percent (2%) of the original loan amount evidenced by the Note, and further provided that all such trade debts are paid within thirty (30) days after the same are incurred. No indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property unless approved by Lender in its sole and absolute discretion.
          (e) Borrower has not made and shall not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any constituent party of Borrower (except regular distributions made to equity owners of Borrower in the ordinary course of business.
          (f) Borrower is and will remain solvent and Borrower will pay its debts from its assets as the same shall become due.
          (g) Borrower has done or caused to be done and shall do all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, declaration of trust or other organizational documents of Borrower or

Guarantor in a manner which would adversely affect Borrower’s existence as a single-purpose entity, without the prior written consent of Lender.
          (h) Borrower has maintained and shall maintain financial statements, accounting records, books and records, bank accounts and other entity documents separate from those of its Affiliates and any constituent party of Borrower or any other person or entity, and Borrower has filed and shall file its own tax returns which shall be in the form of a consolidated tax return with Guarantor in which Borrower’s financial statements shall be clearly evidenced. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
          (i) Borrower has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Borrower or any Guarantor). Borrower has corrected and shall correct any known misunderstanding regarding its status as a separate entity. Borrower has conducted and shall conduct business in its own name. Borrower has not and shall not identify itself or any of its Affiliates as a division or part of the other. Borrower has maintained and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks. Borrower has allocated and shall allocate fairly and reasonably any overhead for shared office space.
          (j) Borrower has preserved and kept and shall preserve and keep in full force and effect its existence and good standing in the state in which Borrower is organized and its qualification to do business in the state in which the Property is located, and Borrower has observed and will observe all partnership, corporate or limited liability company formalities, as applicable.
          (k) Borrower has maintained and shall maintain adequate capital and a sufficient number of employees for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Borrower will pay the salaries of its own employees, if any.
          (l) Neither Borrower nor any constituent party of Borrower has sought or shall seek or consent to the dissolution or winding up, in whole or in part, of Borrower, nor will Borrower merge with or be consolidated into any other entity or acquire by purchase or otherwise all or substantially all of the business assets of, or any stock or beneficial ownership in, any entity.
          (m) Borrower has not and shall not commingle the funds and other assets of Borrower with those of any Affiliate, any Guarantor, any constituent party of Borrower or any other person, and Borrower will pay its own liabilities out of its own funds and assets.
          (n) Borrower has maintained and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Borrower, Affiliate, Guarantor or any other person.
          (o) Borrower has not and shall not assume, guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Borrower from being obligated for and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Property in respect of its duties regarding the Property).
          (p) Borrower shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.
          (q) Borrower does not and shall not own any subsidiary. Borrower has not made and shall not make any investment in any person or entity.
          (r) Borrower has not and shall not, without the unanimous consent of all its general partners, directors or members, as applicable, (i) file or consent to the filing of any petition, either voluntary or involuntary, to avail itself of any applicable insolvency, bankruptcy, liquidation or reorganization statute or (ii) make an assignment for the benefit of creditors.
          (s) Borrower shall be a limited liability company formed under the laws of the State of Delaware with one (1) member (the “Single Member”), and Borrower’s certificate of formation and operating agreement (“Borrower’s Organizational Documents”) shall be in form and substance reasonably satisfactory to Lender.
          (t) Borrower’s Organizational Documents shall contain each of the representations, covenants and warranties set forth in this Section 9 and shall require Borrower to at all times cause there to be at least one (1) duly appointed independent manager or independent member of the board of directors (an “Independent Director”) of Borrower who shall be an individual, natural person and whose vote will be required in connection with the voluntary filing for protection under the Bankruptcy Code or similar action by Borrower and who is not at the time of initial appointment, and may not have been at any time during the preceding five years, a shareholder of, or an officer, director, partner, paid consultant or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates, or a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Borrower. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise. Borrower’s Organizational Documents shall further require that upon the occurrence of any event that causes the Single Member to cease to be a member in Borrower, the Independent Director shall, without action of any person and simultaneously with the Single Member ceasing to be a member of Borrower, automatically be admitted to Borrower as a member and shall continue Borrower without dissolution.
          (u) Borrower shall cause reputable Delaware counsel reasonably acceptable to Lender (the “Law Firm”) to deliver to Lender an opinion letter reasonably satisfactory to Lender whereby the Law Firm opines (which opinion may be subject to standard assumptions, qualifications, limitations and exceptions reasonably acceptable to Lender), among other requirements of Lender, that: (1) the unanimous consent of Single Member and the Independent Director is required in order for Borrower to file a voluntary bankruptcy petition; (2) the provision in Borrower’s organizational documents that requires unanimous consent as a condition to filing a voluntary bankruptcy petition is enforceable against Single Member; (3) the bankruptcy of Single Member will not cause Borrower to be dissolved; (4) no creditor of Single Member shall have the right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, Borrower’s property; and (5) Delaware law, not federal law, governs the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of Borrower.
          (v) Intentionally omitted.
          (w) Borrower has conducted and shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated of even date herewith (the “Nonconsolidation Opinion”) delivered by Koley Jessen P.C. in connection with the Loan shall be true and correct in all respects.
     10. Maintenance of the Property. Borrower shall cause the Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate the Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or which increases the premium of, any Policy. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for replacement of the Equipment in the ordinary course of business) without the consent of Lender, which shall not be unreasonably denied, delayed or withheld. Borrower shall promptly comply with all laws, orders and ordinances affecting the Property or the use thereof. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or which may become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof, and Borrower shall complete and pay for any structure at any time in the process of construction or repair on the Premises.
     11. Use of the Property. Borrower shall not initiate, join in, acquiesce, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, nor shall Borrower initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Property. Borrower shall continuously operate the Property for the same uses as the Property is currently operated and in accordance with all applicable Legal Requirements, including, without limitation, zoning and other local laws (subject to temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender), and Borrower shall not change the use of the Property without the written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender. Borrower shall not permit or suffer to occur any waste on or to the Property or to any portion thereof and shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management. Borrower will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Lender.
     12. Transfer or Encumbrance of the Property. (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and that Lender will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property. Subject to the provisions of subsection 12(b) below, without the prior written consent of Lender:
     (i) neither Borrower nor any other person shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, transfer, convey, mortgage, pledge, or assign any interest in, or encumber, alienate, grant a lien in or against, or grant or enter into any easement, covenant or other agreement granting rights in or restricting the use or development of (A) the Property or any part thereof or (B) any partnership interest, membership interest, shares of stock, beneficial interest or any other ownership interest (in whole or in part) in Borrower or in any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein; and
     (ii) no new partner, member, shareholder, beneficiary or other legal or equitable owner shall be admitted to or created in Borrower or in any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein, nor shall any existing general partner or member or controlling limited partner withdraw from Borrower; and
     (iii) there shall be permitted no change in the organizational documents of, nor any withdrawal, resignation, removal or other change of status on the part of any partner, member, officer, director, manager or other person from or with respect to his, her or its position of authority or control in, any of Borrower or any partner, member, shareholder, beneficiary or other legal or equitable owner of Borrower, or any partner, member, shareholder, beneficiary or other direct or indirect holder of any interest therein, if any such occurrence shall result in a change in control of the Property, Borrower or Borrower’s affairs.
     As used in this Section 12, “transfer” shall include, without limitation, (A) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; and (B) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a tenant or tenants thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents.
     (b) Notwithstanding the foregoing, the following shall not constitute a violation of the provisions of subsection 12(a) above: (i) the leasing of individual units within the Property so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; (ii) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents; (iii) the grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender reasonably determines that the easement will not materially affect the operation of the Property or Lender’s interest in the Property and Borrower pays to Lender, on demand, all reasonable cost and expense incurred by Lender in connection with reviewing Borrower’s request; or (iv) transfers of limited partnership interests in Borrower, and transfers that occur by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of the Property or the owner of a direct or indirect ownership interest in Borrower, so long as such transfers do not result in a change of control of Borrower or the Property or otherwise violate the provisions of subsections 12(a)(iii) and (iv) and, after taking into account all such transfers described under this clause (iv), no such transfer or series of transfers shall result in (A) a transfer in the aggregate of more than 49% of the interests in Borrower as of the date hereof or (B) the proposed transferee, together with his, her or its Affiliates and immediate family members and Affiliates thereof, owning in the aggregate, directly or indirectly (whether by means of beneficial ownership or ownership of interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Borrower or otherwise), more than 49% of the ownership or beneficial interest in Borrower. With respect to any transfers permitted under clause (iv) of this subsection 12(b) the following conditions precedent must also be satisfied in addition to the requirements set forth above: (i) Lender’s receipt of at least 30 days’ prior written notice from Borrower of the proposed transfer together with documentation reasonably satisfactory to Lender regarding the ownership structure of the proposed transferee; (ii) reimbursement to Lender of any and all reasonable costs and expenses paid or incurred by Lender in connection with such transfer, including, without limitation, all in-house or outside counsel attorneys’ fees; and (iii) if required by Lender, the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and substance reasonably satisfactory to Lender, including, without limitation, (A) a reaffirmation by Borrower of all obligations and liabilities under the Note and the other Loan Documents, and (B) a consent to the transfer by any existing guarantor and a reaffirmation of such guarantor’s obligations and liabilities under any guaranty made in connection with the Loan.
          (c) The occurrence of any of the foregoing transfers or other occurrences described in the foregoing subsection 12(a) shall, unless permitted under subsection 12(b) above or otherwise approved in writing by Lender, constitute an Event of Default hereunder, regardless of whether any such transfer or occurrence was caused by Borrower or any other Person, whereupon Lender at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, may declare the Debt immediately due and payable. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in subsection 12(a) above (unless permitted under subsection 12(b) above), regardless of whether voluntary or not, and regardless of whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or other occurrence described in subsection 12(a) above.
          (d) Borrower shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge, transfer or other transaction or event described in subsection 12(a) above. In addition, prior to the effectiveness of any direct or indirect transfer of the Property (including any transfer of the direct or indirect ownership interests in Borrower, other than as permitted under subsection 12(b) above), Lender shall receive an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note, together with any review fee required by Lender.
          (e) Lender’s consent to a sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or any part thereof or any other transaction or event described in subsection 12(a) above shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of the same. Any attempted or purported sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property or of any direct or indirect interest in Borrower, and any other transfer described in subsection 12(a) above, if made in contravention of this Section 12, shall be null and void and of no force and effect.
          (f) Notwithstanding the foregoing provisions of subsection 12(a) above, Lender’s consent to the sale or transfer of the Property will not be unreasonably withheld after consideration of all relevant factors, provided that:
     (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;
     (ii) the proposed transferee (“Transferee”) shall be a reputable entity or person of good character and creditworthiness and shall have sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender;
     (iii) Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve Transferee without approving the substitution of the property manager);
     (iv) unless otherwise waived by Lender based on applicable guidelines of the Rating Agencies (as hereinafter defined), Lender shall have received recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term “Rating Agencies” as used herein shall mean each of Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and any other nationally-recognized statistical rating agency which is or may be designated by Lender;
     (v) Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents;

     (vi) Borrower and Transferee shall have delivered such legal opinions and title insurance endorsements as may be reasonably requested by Lender; and
     (vii) Lender shall have received the payments, fees, and reimbursements required under subsection 12(d) hereof.
          (g) Upon any sale or transfer and assumption approved by Lender with replacement guarantors approved by Lender, and upon Lender’s determination that no actual pending or threatened actions or claims then exist against Borrower, the Guarantor or the Property, then, except for obligations pertaining to occurrences prior to Borrower’s sale or transfer of its interest in the Property, which obligations shall be reaffirmed by Borrower and Guarantor, Borrower shall be released from liability under the Note and the Loan Documents and the original Guarantor shall be released from liability under that certain Guaranty dated as of the date hereof given by Guarantor in favor of Lender.
     13. Leases.
          (a) Borrower represents and warrants to Lender that Borrower has delivered to Lender true, correct and complete copies of all Leases (together with any and all amendments and modifications thereto) and that (i) Borrower is the sole owner of the entire lessor’s interest in the Leases; (ii) the Leases are valid, binding on each of the parties thereto, enforceable and in full force and effect and have not been altered, modified or amended in any manner whatsoever except as disclosed to Lender in the rent roll attached to the Closing Certificate dated as of the date hereof executed and delivered by Borrower to Lender prior to or simultaneously with its execution and delivery to Lender of this Mortgage (the “Rent Roll”); (iii) there are no side letters or other arrangements, whether or not constituting an amendment to any Lease, for any tenant inducements such as rebates or reductions in the rental provided for in any of said Leases; (iv) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (v) none of the Rents have been collected for more than one (1) month in advance; (vi) the execution and delivery of this Mortgage and of the Assignment of Leases and Rents (as such term is hereinafter defined) will not constitute an event of default under any of the Leases; (vii) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis except as explicitly identified on the Rent Roll; (viii) no tenant under any of the Leases is delinquent in the payment of rent or is in default under any material provision of its Lease except as shown on the Rent Roll; (ix) there exist no offsets or defenses to the payment of any portion of the Rents, and all of the obligations of the landlord pursuant to the Leases have been fully performed; (x) no Lease contains any option to purchase or right of first offer or refusal or other right to purchase or acquire any portion of the Property or any ownership interest therein; (xi) except as disclosed in the Rent Roll no Lease contains any option, right of first offer or refusal, or other right to expand or reduce the premises demised thereunder, or to terminate the Lease or vacate the Property prior to the expiration of the term of such Lease (other than due to an event of condemnation or casualty) or any other similar provisions which adversely affect the Property or which might adversely affect the rights of Lender; and (xii) all tenants under the Leases are occupying their respective leased premises and are open for business as of the date hereof, and none of such tenants have given Borrower any notice of intention to vacate the leased premises prior to the expiration of their respective Lease terms.
          (b) Borrower covenants with Lender that Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the tenants thereunder to be observed or performed, subject to the provisions of Section 13(e) hereof; (ii) shall promptly send to Lender copies of all notices of default which Borrower shall send or receive under the Leases; (iii) shall not collect any Rents more than one (1) month in advance; (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents other than the Assignment of Leases and Rents; (v) shall execute and deliver at the request of Lender all such further reasonable assurances, confirmations and assignments in connection with the Property as Lender shall from time to time require; and (vi) shall deliver to Lender, at Lender’s request, executed copies of all Leases now existing or hereafter arising.
          (c) If the Property includes commercial property, Borrower shall make all reasonable efforts to deliver to Lender upon request, tenant estoppel certificates and subordination, nondisturbance and subordination agreements from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.
          (d) Borrower further covenants with Lender that, unless Lender otherwise reasonably approved in writing, all Leases shall be written on the standard form of lease which has been reasonably approved by Lender or on such other form of lease as has been reasonably approved by Lender, subject to non-material commercially reasonable revisions negotiated at arms length, and shall provide that (i) they are subordinate to the Mortgage and any indebtedness now or hereafter secured by the Property, (ii) the tenants thereunder shall attorn to Lender (such attornment to be effective upon Lender’s acquisition of title to the Property), (iii) the tenants thereunder shall execute such further evidences of attornment as Lender may from time to time request, (iv) the attornment of the tenants thereunder shall not be terminated by foreclosure, (v) Lender may, at Lender’s option, accept or reject such attornment, and (vi) the tenants thereunder agree to furnish, two times in any calendar year, as Lender may request, a certificate signed by such tenants confirming and containing such factual certifications and representations deemed reasonably appropriate by Lender.
          (e) Borrower shall not enter into any new Leases, or alter, modify or change the terms of the Leases, or consent to any assignment of Lease requiring the landlord’s consent, without the prior written consent of Lender, or cancel or terminate any of the Leases or accept a surrender thereof or take any other action which would effect a merger of the estates and rights of, or a termination or diminution of the obligations of, the tenants thereunder, or waive, release, reduce, discount or otherwise discharge or compromise the payment of any of the Rents to accrue under the Leases, without the prior written consent of Lender, except that Borrower may take the following actions with respect to any Lease of any office space to a non-affiliate of Borrower involving not more than five percent (5%) of the rentable square feet of the Property and not more than five percent (5%) of the gross rent payable under all Leases at the Property (each an “Ordinary Course

Lease”) without obtaining Lender’s prior written consent, so long as no Event of Default exists and is continuing:
     (i) Borrower may execute a new Ordinary Course Lease of space at the Property or a renewal or modification of an existing Ordinary Course Lease if (A) such New Ordinary Course Lease, or modification or renewal of an existing Ordinary Course Lease, is the result of an arms-length transaction with a tenant unaffiliated with the Borrower and provides for payment of a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) and other material amounts payable no less than the then effective fair market rent and economic terms then prevailing for similar properties and leases in the market area (and taking into account the type and creditworthiness of the tenant, the length of the term including any renewals, and the location and size of the premises covered thereby), and is otherwise on commercially reasonable terms, (B) such new Ordinary Course Lease or modification or renewal of an existing Ordinary Course Lease will not adversely affect the Property, Lender, or Borrower’s ability to fulfill its obligations under the Loan Documents, (C) each new Ordinary Course Lease satisfies the requirements of Section 13(d) above, (D) any Ordinary Course Lease which is modified or renewed continues to be an Ordinary Course Lease, and any new Ordinary Course Lease does not contain any expansion or renewal or extension options or provisions which, if exercised, would result in such Lease no longer being an Ordinary Course Lease, (E) such new Ordinary Course Lease, or modification or renewal of an existing Ordinary Course Lease, does not contain any options to purchase or other rights with respect to the ownership of the Property.
     (ii) Borrower may if and to the extent commercially reasonable evict, terminate or take other enforcement actions with respect to defaulting tenants under Ordinary Course Leases, and make commercially reasonable modifications or settlements on account of defaulted Ordinary Course Leases which are consistent with prudent property management standards and current market conditions, so long as any modified Lease remains an Ordinary Course Lease.
          Any request for approval of a Lease, or assignment, termination, amendment or modification of any Lease requiring approval as set forth above shall be made to Lender in writing and together with such request Borrower shall furnish to Lender: (i) such biographical and financial information about the proposed tenant and any guarantor of such proposed Lease as Lender may reasonably require, (ii) a copy of the proposed form of Lease (or amendment or modification), and (iii) a summary of the material terms of such proposed Lease (or amendment or modification) including, without limitation, rental terms and the term of the proposed Lease and any options.
     14. Security Deposits and Lease Recoveries.
          (a) All security deposits under Leases, whether held in cash or in any other form, shall be treated by Borrower as trust funds, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower in one or more segregated accounts at such commercial or savings bank or banks as is reasonably satisfactory to Lender. Any bond, letter of credit or other instrument held as or in lieu of security deposits or otherwise as security for the obligations of any tenants under any Leases (i) shall be maintained in full force and effect unless and until replaced by cash deposits as hereinabove described, (ii) shall, if required by Lender, name or be reissued to name Lender as payee or beneficiary thereunder (or, at Lender’s option, be fully assignable to Lender), and (iii) shall, in all respects, comply with applicable legal requirements and be on commercially reasonable terms. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request and if permitted by applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, and reissue or transfer into Lender’s name and deliver to Lender all bonds, letters of credit and other instruments held as or in lieu of security deposits or otherwise as security for the obligations of any tenants under any Leases, to be held by Lender subject to the terms of the Leases.
          (b) If any tenant under any Lease defaults under its related Lease such that the related security deposit is permitted to be drawn upon, in whole or in part, on account of such default by such Lessee, and if Borrower draws upon such security deposit (provided that Borrower shall draw upon such security deposit if so requested by Lender), Borrower shall pay the proceeds of such draw to Lender (the “Security Deposit Proceeds”). In addition, Borrower shall from time to time deposit with Lender any Lease termination payments (whether such payments are payable in accordance with the terms of any Lease or by agreement between Borrower and Lessee) or recoveries upon the enforcement of any Lease (including, without limitation, any payments received from any Lease guarantors) (collectively, the “Termination/Recovery Proceeds”; the Security Deposit Proceeds and the Termination/Recovery Proceeds are each referred to herein as the “Lease Recovery Proceeds”). The Lease Recovery Proceeds shall be held by Lender as additional Reserve Funds and, so long as no Event of Default exists, shall be made available by Lender for disbursement to pay or reimburse Borrower for re-letting costs reasonably approved by Lender for replacement Leases entered into after the termination of the Leases to which the Lease Recovery Proceeds relate, covering all or part of the same space as such terminated Leases or equivalent vacant leasable space at the Property, subject to satisfaction of Lender’s reasonable disbursement conditions.
     15. Management. Borrower represents and warrants that it has delivered to Lender a true, correct and complete copy of the property management agreement (with all amendments thereto) currently in effect with respect to the Property, that the current property manager thereunder is the party executing and delivering the Assignment of Management Agreement with Borrower and Lender dated as of the date hereof, that no other person has any right or obligation to manage the Property or to receive compensation in connection with such management, that such management agreement is in full force and effect, and that there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or the giving of notice or both, would constitute a default, breach or violation by any party thereunder. Borrower shall not amend or modify the existing property management agreement without Lender’s prior written consent. Borrower shall not replace the current property manager, or engage any new or replacement property manager, or enter into any new management agreement and any new management agreement, without Lender’s prior written consent. If an Event of Default exists, or if Lender determines in its reasonable discretion that the quality of management for the Property has deteriorated, Lender may require Borrower to replace the current property manager with a management company reasonably satisfactory to Lender, pursuant to a management agreement reasonably satisfactory to Lender. Borrower shall enter into, and cause any new or replacement property manager to execute and deliver, an Assignment of Management Agreement in form and substance substantially identical to that certain Assignment of Management Agreement executed by the existing manager of the Property in connection with the initial closing of the loan secured hereby, with a fully-executed copy of the new management agreement in the form approved by Lender attached thereto.
     16. Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note, this Mortgage or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (i) deducting the Loan from the value of the Property for the purpose of taxation, (ii) affecting any lien on the Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.
          (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any. Borrower hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or on any promissory note executed in connection herewith (including, without limitation, the Note), Borrower shall indemnify and hold harmless Lender for all such documentary stamp taxes and/or intangible taxes, including all penalties and interest assessed or charged in connection therewith. Borrower shall pay the same within ten (10) days after demand of payment from Lender, the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate (as defined in the Note) until paid in full.
          (c) Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.
     17. Financial Reporting. Borrower will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Property and will furnish to Lender the following items, each certified by Borrower as being true and correct and presented in such format as Lender may reasonably request, as follows:
     (i) Until the earlier to occur of (A) eighteen (18) months following the date hereof, or (B) a Secondary Market Transaction, Borrower shall furnish monthly each of the items listed in subsections 17(ii)(A), (B) and (C) below, but dated as of the last day of each such month, within twenty (20) days after the end of such month.
     (ii) On or before thirty (30) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rental concessions or special provisions or inducements, tenant sales (if the tenant is required to report sales to Borrower), rent delinquencies, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, continuous operation obligations, cancellation or “go dark” provisions, “non-competition” provisions (restricting Borrower or any tenant), any defaults thereunder and any other information reasonably required by Lender; (B) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, each of which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period; (C) a property balance sheet for such month; and (D) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of: (1) $1,000, or (2) five percent (5%) or more for each line item therein.
     (iii) Within ninety (90) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (B) annual operating statements prepared for such calendar year, which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period, total revenues received, total expenses incurred, total debt service and total cash flow; and (C) an annual balance sheet and profit and loss statement of Borrower, each general partner, member or principal shareholder of Borrower, and any Guarantor in the form required by Lender, prepared and certified by the respective Borrower, general partner, member or principal shareholder of Borrower or, as to Guarantor’s financial statements, such Guarantor.
     (iv) On or before December 1 of the year preceding the year to which such budget pertains, Borrower shall furnish an annual budget of the operation of the Property.
     (v) All annual financial statements required pursuant to this Section 17 shall be audited by a “Big Four” accounting firm or by other independent certified public accountants reasonably acceptable to Lender on a consolidated basis with Guarantor, and such audited financial statements shall be accompanied by a certificate of such audit executed by such accounting firm in customary form, subject only to such exceptions as shall be reasonably approved in writing by Lender.

     18. Performance of Other Agreements and Obligations. Borrower shall duly and punctually observe and perform in all material respects each and every term, provision, condition, and covenant to be observed or performed by Borrower pursuant to the terms of any and all material contracts and agreements (including all Permitted Encumbrances and other recorded instruments) and maintain in full force and effect and comply in all material respects with all licenses, permits, franchises, approvals and Intellectual Property rights affecting or pertaining to the Property, and Borrower will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.
     19. Further Acts, Etc. (a) Borrower will, at the cost of Borrower and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in subsection 19(b) below. Borrower, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments to evidence more effectively the security interest of Lender in the Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this section.
          (b) Borrower acknowledges that Lender and its successors and assigns may (i) sell this Mortgage, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a “Secondary Market Transaction”). Borrower shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to (A) providing Lender an estoppel certificate and such information, legal opinions and documents relating to Borrower, Guarantor, if any, the Property and any tenants of the Property as Lender or the Rating Agencies may reasonably request in connection with such Secondary Market Transaction, (B) amending the Loan Documents and organizational documents of Borrower, and updating and/or restating officer’s certificates, title insurance and other closing items, as may be required by the Rating Agencies, (C) participating in bank, investors and Rating Agencies’ meetings if requested by Lender, (D) upon Lender’s request amending the Loan Documents (and updating and/or restating officer’s certificates, title insurance and other closing items in connection therewith) to divide the Loan into two or more separate or component notes, which notes may be included in separate transactions (and thus may have separate REMIC “start up dates”) and have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation), and (E) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Borrower, the Property, and the Loan is correct, and certifying to the accuracy thereof. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower, and Borrower indemnifies Lender, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Lender shall pay all costs associated with a Secondary Market Transaction.
     20. Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter from time to time, Borrower will cause this Mortgage, any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do.
     21. Reporting Requirements. Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or the death, insolvency or bankruptcy filing of any Guarantor.
     22. Events of Default. The term “Event of Default” as used herein shall mean (i) any matter or occurrence designated as an “Event of Default” under any of the Loan Documents, and (ii) the occurrence or happening, at any time and from time to time, of any one or more of the following:

          (a) if Borrower fails to pay any scheduled payment amount when the same is due under the Note, this Mortgage or any other Loan Documents, including without limitation monthly payments of principal and interest, monthly deposits into Reserves and the final payment to pay all outstanding Debt on the Maturity Date;
          (b) if Borrower fails to pay any other monetary amount from time to time owing under the Note, this Mortgage or any other Loan Document (other than amounts subject to the preceding paragraph) within ten (10) days after written notice from Lender to Borrower that the same is due;
          (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;
          (d) if Borrower fails to timely provide any financial reports and statements required to be delivered under Section 17 within the time periods set forth in Section 17, and such failure continues for a period of ten (10) days after written notice from Lender to Borrower, or occurs more often than twice in any twelve month period;
          (e) if Borrower suffers or permits (i) the transfer or encumbrance of any portion of the Property in violation of Section 12 of this Mortgage or any other violation of Section 12(a) of this Mortgage, or (ii) any violation of Section 9 of this Mortgage;
          (f) if any representation or warranty of Borrower or of any Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;
          (g) if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;
          (h) if a receiver, liquidator or trustee of Borrower, Tenant or of any Guarantor shall be appointed or if Borrower, Tenant or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Tenant or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower, Tenant or of any Guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Tenant or such Guarantor, an Event of Default shall not have occurred pursuant to this subsection 22(h) until the same has not been discharged, stayed or dismissed within sixty (60) days;
          (i) subject to Borrower’s right to contest as provided herein, if the Property becomes subject to any mechanic’s lien, materialman’s lien, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;
          (j) except as permitted in this Mortgage, the material alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

          (k) if, without Lender’s prior written consent, (i) the manager of the Property is removed by Borrower, (ii) the manager for the Property resigns and is not replaced within sixty (60) days by Borrower with a manager reasonably satisfactory to Lender, (iii) any management agreement for the Property is terminated, (iv) Borrower consents to the transfer of the ownership, management or control of the property manager under any management agreement which requires Borrower’s consent to such transfer, (v) there is a material modification in any management agreement, (vi) there shall be a material default by Borrower under any management agreement which is not cured within the applicable cure period, if any, provided thereunder, or (vii) a new manager engaged by Borrower and approved by Lender fails to execute an Assignment of Management Agreement in form and substance substantially identical to the Assignment of Management Agreement executed by the existing manager of the Property in connection with the closing of the Loan;
          (l) unless such judgment is vacated within sixty (60) days following the date of the same, entry of a judgment in excess of $100,000 and the expiration of any appeal rights or the dismissal or final adjudication of appeals against Borrower;
          (m) the Mortgage shall cease to constitute a first-priority lien on the Property; and
          (n) if a default or breach of any covenant, term or provision of this Mortgage, the Note or the other Loan Documents shall occur which is not otherwise described above, and such default or breach is not cured within thirty (30) days after Lender shall have provided Borrower with written notice thereof, provided, however, that if such default or breach is reasonably susceptible to cure, but such cure cannot with reasonable diligence be cured within such thirty (30) day period, then Borrower shall be permitted a maximum of an additional sixty (60) days to cure such breach or default before the same shall constitute an Event of Default hereunder, so long as Borrower diligently and continuously pursues such cure during such period and no other Event of Default exists.
     23. Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Lender may, at Lender’s option, do any one or more of the following:
          (a) Right to Perform Borrower’s Covenants. If Borrower has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Lender may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant. Any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Lender that is chargeable to Borrower or subject to reimbursement by Borrower under the Loan Documents, shall be and become a part of the Debt, and Borrower promises, upon demand, to pay to Lender, at the place where the Note is payable, all sums so incurred, paid or expended by Lender, with interest from the date when paid, incurred or expended by Lender at the Default Rate.
          (b) Right of Entry. Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to rent the same for the account of Borrower and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property and to apply the remainder of such Rents on account of the Debt in such manner as Lender may elect. All such costs, expenses, and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by Lender pursuant to this subsection, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property unless such loss is caused by the willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Borrower shall and does hereby agree to indemnify the Indemnified Parties for, and to hold the Indemnified Parties harmless from, any and all liability, loss, or damage which may or might be incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should any Indemnified Party incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Borrower shall reimburse such Indemnified Party therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Property by the tenants or by any other parties, for any hazardous substances or environmental conditions on or under the Property, for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Borrower hereby assents to, ratifies, and confirms any and all actions of Lender with respect to the Property taken under this subsection.
          (c) Right to Accelerate. Lender may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

          (d) Foreclosure-Power of Sale. Lender may institute a proceeding or proceedings, judicial or non-judicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Property under the power of sale contained herein or under any applicable provision of law. Lender may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property.
          (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Property under or by virtue of subsection 23(d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:
     (i) Lender may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in Lender’s opinion, until the Debt shall have been paid in full.
     (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.
     (iii) After each sale, Lender or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Borrower in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Lender is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Borrower’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Borrower hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Borrower, if requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or such purchaser or purchasers all such instruments as may be advisable, in Lender’s judgment, for the purposes as may be designated in such request.
     (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection 23(e)(iii) above given by Lender shall be taken as conclusive and binding against all persons as evidence of the truth of the facts so stated and recited.
     (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Borrower to the fullest extent permitted by applicable law.
     (vi) Upon any such sale or sales, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.
     (vii) Upon any such sale, it shall not be necessary for Lender or any public officer acting under execution or order of court to have present or constructively in its possession any of the Property.
          (f) Lender’s Judicial Remedies. Lender may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Lender under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies and shall not bar any available non-judicial remedy of Lender.
          (g) Lender’s Right to Appointment of Receiver. Lender, as a matter of right and without (i) regard to the sufficiency of the security for repayment of the Debt, (ii) notice to Borrower, (iii) any showing of insolvency, fraud, or mismanagement on the part of Borrower, (iv) the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (v) regard to the then value of the Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Property, including, without limitation, the power to collect the Rents and enforce this Mortgage. In the case of a sale and deficiency, such right shall continue during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collection of such Rents. Borrower hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.
          (h) Lender’s Uniform Commercial Code Remedies. Lender may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Property is located.
          (i) Other Rights. Lender (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such premiums; (ii) may apply the Reserve Funds and any other funds held by Lender toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any of the Loan Documents or otherwise.
          (j) Discontinuance of Remedies. In case Lender shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right so to do and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.
          (k) Remedies Cumulative. All rights, remedies, and recourses of Lender granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Borrower, the Property, or any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Property prior to Lender bringing suit to recover the Debt; and (vi) in the event Lender elects to bring suit on the Debt and obtains a judgment against Borrower prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Lender’s option.
          (l) Election of Remedies. Lender may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Borrower or any other party to pay the Debt. For payment of the Debt, Lender may resort to any collateral securing the payment of the Debt in such order and manner as Lender may elect. No collateral taken by Lender shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.
          (m) Bankruptcy Acknowledgment. In the event the Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Lender shall immediately become entitled, in addition to all other relief to which Lender may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to § 362 of the Bankruptcy Code so as to permit Lender to pursue its rights and remedies against Borrower as provided under this Mortgage and all other rights and remedies of Lender at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Borrower’s use of all “cash collateral” as defined under § 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Borrower shall not contend or allege in any pleading or petition filed in any court proceeding that Lender does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Borrower to stay, condition, or inhibit Lender from exercising its remedies are hereby admitted by Borrower to be in bad faith, and Borrower further admits that Lender would have just cause for relief from the automatic stay in order to take such actions authorized under state law.
          (n) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Lender from the Property, or the Reserve Funds or sums received pursuant to Section 7 hereof, or proceeds from insurance which Lender elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Lender to the Debt in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys’ fees; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the “Exculpated Portion”), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.
     24. Estoppel Certificates. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) a statement that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or, if modified, giving particulars of such modification.
          (b) After request by Lender, Borrower shall within ten (10) days furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.
     25. Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Mortgage has granted and hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this section the “Collateral”). Borrower hereby agrees with Lender to execute and deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may from time to time reasonably consider necessary to create, perfect, and preserve Lender’s security interest herein granted. This Mortgage shall also constitute a “fixture filing”, with Borrower as debtor and Lender as secured party, for the purposes of the Uniform Commercial Code. All or part of the Property is or is to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem reasonably necessary and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s obligations under the Note, this Mortgage and the other Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as Borrower’s attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Borrower shall appear and defend in any action or proceeding which affects or purports to affect the Property and any interest or right therein, whether such proceeding affects title or any other rights in the Property (and in conjunction therewith, Borrower shall fully cooperate with Lender in the event Lender is a party to such action or proceeding).
     26. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Lender and its agents shall have the right to enter and inspect the Property and Borrower’s place of business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with Borrower’s representative(s) present) at any reasonable time during the term of the Loan and as often as may be reasonably requested. The cost of such inspections or audits shall be borne by Borrower should Lender determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.
     27. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Property.
     28. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Lender is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents or the Debt.
          (b) Borrower hereby expressly, irrevocably and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Property in the event of any sale hereunder of the Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Borrower by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein or of Lender’s exercise of any right, remedy or recourse provided for under the Loan Documents.
          (c) To the extent permitted by applicable law, Lender’s rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.
          (d) In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the “Bankruptcy Code”) by or against Borrower (other than an involuntary petition filed by or joined in by Lender), Borrower shall not assert, or request any other party to assert, that the automatic stay under § 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Mortgage, or any other rights that Lender has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to § 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this section are a material inducement to Lender’s willingness to enter into this Mortgage, and Borrower acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Lender of Lender’s rights and remedies against Borrower or any Guarantor.
     29. Contest of Certain Claims. Notwithstanding the provisions of Section 4 and subsection 22(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic’s or materialman’s liens asserted against the Property if and so long as (a) Borrower shall have notified Lender of the same within five (5) days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any part thereof to satisfy the same; (c) for claims in excess of $50,000 or any lien which would be superior to the lien of this Mortgage Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic’s or materialman’s lien claim, plus a reasonable additional sum sufficient to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic’s or materialman’s lien claim does not constitute a default under any other deed of trust, mortgage or security instrument covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if, in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.
     30. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.
     31. Forfeiture in Connection with Unlawful Acts. Borrower has not permitted and shall not permit any seizure or forfeiture of the Property, or any portion thereof, or of Borrower’s interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, its Affiliates, or any tenant in the Property under any federal, state or local law.
     32. Indemnification. Unless caused solely by an Indemnified Party’s willful misconduct or gross negligence, Borrower shall protect, defend, indemnify and save harmless the Indemnified

Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against any Indemnified Party by reason of (i) ownership of the Mortgage, the Property or any interest therein or receipt of any Rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (v) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents; and (vi) the payment or nonpayment of any brokerage commissions to any party in connection with the transaction contemplated hereby.
     33. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if delivered or sent by: (a) hand delivery, (b) certified or registered United States mail, postage prepaid, (c) nationally recognized overnight delivery service or (d) by facsimile transmission, addressed if to Lender or to Borrower at its applicable address set forth below, or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for herein. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or three Business Days after mailing and in the case of overnight delivery and facsimile transmission, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice hereunder may elect to waive any deficiencies and treat the notice as having been properly given. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Mortgage to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

If to Borrower:	Ralston Building LLC
5711 South 86th Circle
Omaha, NE 68127
Attn: CFO
Facsimile: 402-537-6065

With a copy to:	Koley Jessen P.C.
One Pacific Place, Suite 8C
1125 South 103 Street
Omaha, NE 68124
Attn: Brian L. Harr
Facsimile: 402-390-9005

If to Lender:	Suburban Capital Markets, Inc.
11 N. Washington Street
Suite 230

Rockville, MD 20850
Attn: Deidre Proffitt
Facsimile: 301-340-9242
     34. Authority. (a) Borrower (and the undersigned representative of Borrower, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Borrower’s part to be performed; and (b) Borrower represents and warrants that Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations.
     35. ERISA. (a) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA.
          (b) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.
          (c) As of the date hereof and throughout the term of the Loan, Borrower represents and covenants that (i) it is not and will not be subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (ii) one or more of the following circumstances is and will continue throughout the term of the Loan to be true:
     (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
     (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or
     (C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or as an investment company registered under The Investment Company Act of 1940.
     36. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give Borrower notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Lender to Borrower.
     37. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.
     38. Sole Discretion of Lender. Whenever pursuant to this Mortgage or the other Loan Documents, Lender exercises any right given to it to consent, approve or disapprove, or where any arrangement or term is to be satisfactory to Lender, the decision of Lender to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Lender obtaining confirmation by the Rating Agencies that the action or other matter subject to Lender’s consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Lender’s consent be obtained.
     39. Non-Waiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property or of any person liable for the Debt or any portion thereof or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Mortgage. The rights and remedies of Lender under this Mortgage shall be separate, distinct and cumulative, and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.
     40. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Lender’s consent to any transfer of the Property, this Mortgage shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
     41. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

     42. Headings, Etc. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
     43. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.
     44. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words “Property” shall include any portion of the Property and any interest therein and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on or before the last Business Day prior to such due date. The term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     45. Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state in and to the Premises as against the collection of the Debt or any part thereof.
     46. Assignments. Lender shall have the unfettered right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Mortgage and the other Loan Documents. Borrower hereby agrees that, upon assignment of the Loan Documents by Lender, Lender (as assignor thereunder) shall have no obligations or liabilities under the Loan Documents, the assignee thereof shall be substituted as the lender under the Loan Documents for all purposes and Borrower shall look solely to said assignee for the performance of any obligations of the lender under the Loan Documents.
     47. Survival of Obligations; Survival of Warranties and Representations. Each and every one of the covenants, obligations, representations and warranties of Borrower shall survive (a) the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer by Lender of any of its rights, title and interest in and to the Property to any party, whether or not affiliated with Lender), (b) the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure or deed in lieu of foreclosure and satisfaction of the Debt and (c) any investigation or inspection made by or on behalf of Lender.

     48. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Borrower and Lender to be, and shall be construed as, covenants running with the Property until the lien of this Mortgage has been fully released by Lender.
     49. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.
     50. Time. Time is of the essence in this Mortgage and the other Loan Documents.
     51. No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Borrower and Lender and shall not inure to the benefit of any third party (other than any successor or assignee of Lender). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Lender or any of its officers, directors, agents or employees in favor of any party other than Borrower, including but not limited to any claims to any sums held in the Reserve Funds.
     52. Relationship of Parties. The relationship of Lender and Borrower is solely that of debtor and creditor. Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Borrower represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.
     53. Assignment of Leases and Rents. (a) Borrower acknowledges and confirms that it has executed and delivered to Lender that certain Assignment of Leases and Rents of even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Assignment of Leases and Rents”), intending that such instrument create a present, absolute assignment to Lender of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Borrower hereby assigns to Lender, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Lender shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 23 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.
          (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower, Lender, any lessee or any third party by purchase or otherwise.

     54. Waiver of Right to Trial by Jury. BORROWER AND LENDER AND EACH OF THEIR RESPECTIVE PARTNERS, MEMBERS, MANAGERS AND SHAREHOLDERS, IF ANY (EACH FOR HIMSELF IF MORE THAN ONE): (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER THE NOTE, THE MORTGAGE AND/OR ANY OTHER LOAN DOCUMENTS TRIABLE BY A JURY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO(i) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (ii) USURY OR PENALTIES OR DAMAGES THEREFOR;(iii) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP);(iv) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE;(v) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR(vi) SLANDER, LIBEL OR DAMAGE TO REPUTATION; AND (B) WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY BY AND WITH THE OPPORTUNITY TO HAVE BENEFIT OF COMPETENT LEGAL COUNSEL, BY BORROWER AND LENDER AND EACH RESPECTIVE PARTNER, MEMBER, MANAGER AND SHAREHOLDER, IF ANY, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. BORROWER AND EACH PARTNER, MEMBER, MANAGER AND SHAREHOLDER OF BORROWER, IF ANY, HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER OR ANY PARTNER, MEMBER, MANAGER OR SHAREHOLDER OF BORROWER, THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION.
     55. Expenses and Attorneys’ Fees. Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Mortgage and the Loan Documents, including the following, and all such fees, costs and expenses shall be part of the Debt and payable on demand: (a) reasonable fees, costs and expenses (including reasonable attorneys’ fees and the fees of other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including reasonable attorneys’ fees and the fees of other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the loan and any amendments, modifications and waivers relating thereto; (c) reasonable fees, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (d) reasonable fees, costs and expenses (including attorneys’ fees and the fees of other professionals retained by Lender) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Borrower under this Mortgage, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise.
     56. Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.
     57. Sophisticated Parties; Reasonable Terms. Borrower represents, warrants and acknowledges that (a) Borrower is a sophisticated real estate investor familiar with transactions of this kind and (b) Borrower has entered into this Mortgage and the other Loan Documents after conducting its own assessment of the alternatives available to it in the market and after lengthy negotiations in which it has been represented by legal counsel of its choice. Borrower also acknowledges and agrees that the rights of Lender under this Mortgage and the other Loan Documents are reasonable and appropriate after consideration of all of the facts and circumstances including without limitation the quantity of the loan secured by this Mortgage, the nature of the Property, and the risks incurred by Lender in this transaction.
     58. Servicer. Lender shall have the right at any time throughout the term of the loan to designate a loan servicer to administer this Mortgage and the other Loan Documents. All of Lender’s rights under this Mortgage and the Loan Documents may be exercised by any such servicer designated by Lender. Any such servicer shall be entitled to the benefit of all obligations of Borrower in favor of Lender.
     59. No Duty. All loan servicers, attorneys, accountants, appraisers, and other professionals and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any Guarantor or any Affiliate.
     60. Special State Provisions.
          (a) Notice of Default. Borrower for itself and for each person who is a party hereto requests that a copy of any notice of default or any notice of sale be mailed to each such person at the address of such person set forth herein.
          (b) Exercise of Power of Sale. The Trustee shall apply the proceeds of the Trustee’s sale, first to the costs and expenses the power of sale and of the sale, including the payment of the Trustee’s fees actually incurred not to exceed the amount which may be provided for in the Security Instrument, second, to the payment of the obligation secured by the Security

Instrument, third, to the payment of junior deeds of trust, mortgages or other lienholders, and the balance, if any, to the person or persons legally entitled thereto.
     61. Special Provisions. Notwithstanding anything herein contained to the contrary, the Borrower and Lender agree as follows:
          (a) Trustee’s Fees; Substitute Trustee.
          (i) Borrower shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Mortgage.
          (ii) Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Mortgage, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Mortgage is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
          (b) Power of Sale.
          (i) Upon the occurrence of an event of default, Trustee, or the agent or successor of Trustee, at the request of Lender, shall sell or offer for sale the Property in such portions, order and parcels as Lender may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the State in which the Property is located. Such sale shall be made at the area within the courthouse of the county in which the Property (or any portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such county as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the state where the Property is located, after advertising the time, place and terms of sale and that portion of the Property in accordance with such law, and after having served written or printed notice of the proposed sale by certified mail on each Borrower obligated to pay the Note and other secured indebtedness secured by this Mortgage according to the records of Lender in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.
          (ii) At any such public sale, Trustee may execute and deliver in the name of Borrower to the purchaser a conveyance of the Property or any part of the Property in fee simple. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold in its entirety or in separate parcels and in such manner or order as Lender in its sole discretion may elect, and if Lender so elects, Trustee may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Property is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Property is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel deed of trusts, pledges, contracts or guaranty, assignments of lease, or other security instruments, Lender at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Lender may determine.
          (iii) Upon any foreclosure sale or sales of all or any portion of the Property under the power herein granted, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.
          (iv) In the event of a foreclosure or a sale of all or any portion of the Property under the power herein granted, the proceeds of said sale shall be applied, in whatever order Lender in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys’ fees and expenses), to fees and expenses of Trustee (including, without limitation, Trustee’s attorneys’ fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Lender), to payment of the outstanding principal balance of the Debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Borrower, or to the person or entity lawfully entitled thereto.
          (c) Deed of Trust. This Mortgage shall be deemed to be and shall be enforceable as a deed of trust, leasehold deed of trust, and financing statement.

     IN WITNESS WHEREOF, Borrower has executed this instrument as of the day and year first above written.

BORROWER:

RALSTON BUILDING LLC, a
Delaware limited liability company

By: INFOUSA Inc., a Delaware corporation, its sole member

By:	/s/ Stormy L. Dean
Name: Stormy L. Dean
Title: Chief Financial Officer

STATE OF	)

SS:
COUNTY OF	)

On the ___day of May  , in the year 2007, before me, the undersigned, personally appeared Stormy L. Dean, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Chief Financial Officer of infoUSA Inc. the sole member of Ralston Building LLC, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC
[Seal]

EXHIBIT A
Legal Description

EXHIBIT B
Immediate Needs
1.	Full depth asphalt repairs and overlay in pavement and parking areas.

2.	Striping in pavement and parking areas.

3.	Patching, crack sealing, and sealing and striping in pavement and parking areas.

4.	Completion of interior renovations.

5.	Repair non-functioning HVAC unit.

6.	Upgrade fire alarm system.

7.	Investigate stains in elevator pit.
Each of the above are described in Table 1 of the Executive Summary in connection with that certain Property Condition Report dated April 5, 2007 (EBI Project Number: 11071515), prepared by EBI Consulting.